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                                                               Exhibit 10.601


                           INDEMNIFICATION AGREEMENT

THIS AGREEMENT, made and entered into as of this 12th day of February, 1987 between Chiron Corporation, a Delaware corporation (the "Company") and William J. Rutter ("Director"),

                               WITNESSETH THAT:

         WHEREAS, Director, a member of the Board of Directors of the Company, performs a valuable service in such capacity for the Company; and

         WHEREAS, the Board of Directors of the Company have adopted Bylaws (the "Bylaws") providing for the indemnification of the directors of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law as amended ("Law"); and

         WHEREAS, such Bylaws and the Law by their non-exclusive nature, permit contracts between the Company and the members of its Board of Directors with respect to indemnification of such directors; and

         WHEREAS, in accordance with the authorization as provided by the Law, the Company has purchased and presently maintains a policy or policies of director's and officer's liability insurance ("D & O Insurance"), covering certain liabilities which may be incurred by its directors and officers in their performance as directors and officers of the Company; and

         WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded members of the Board of Directors by such D & O Insurance and by statutory and bylaw indemnification provisions; and

         WHEREAS, in order to induce Director to continue to serve as a member of the Board of Directors of the Company, the Company has determined and agreed to enter into this contract with Director;

         NOW, THEREFORE, in consideration of Director's continued service as a Director after the date hereof, the parties hereto agree as follows:

         1. INDEMNITY OF DIRECTOR. The Company hereby agrees to hold harmless and indemnify Director to the full


                                      1.

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extent authorized or permitted by the provisions of the Law, as may be amended from time to time.

         2. ADDITIONAL INDEMNITY. Subject only to the exclusions set forth in Section 3 hereof, the Company hereby further agrees to hold harmless and indemnify Director:

              A. Against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or on behalf of the Company) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was or at any time becomes a director, officer, employee or agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise; and

              B. Otherwise to the full extent as may be provided to Director by the Company under the nonexclusivity provisions of Article VII,
Section 7.6, of the Bylaws of the Company and of the Law.

         3.   LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to
Section 2 hereof shall be paid by the Company:

              A. In respect to recompense paid to Director if it shall be determined by a final judgment or other final adjudication that such recompense was in violation of law;

              B. On account of any suit in which judgment is rendered against a Director for an accounting of profits made from the purchase or sale by Director of securities of the Company pursuant to the provisions of
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

              C. On account of Director's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or


                                      2.


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              D.   If a final decision by a court having jurisdiction in the
matter shall determine that such indemnification is not lawful.

         4. CONTRIBUTION. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Director for any reason other than those set forth in paragraphs (A), (B) and (C) of Section 3, then in respect to any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Director (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Director on the other hand from the transaction from which such action, suit or proceeding arose, and
(ii) the relative fault of the Company on the one hand and of the Director on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Director on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this
Section 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

         5. CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Company contained herein shall continue during the period director is a director, officer, employee or agent of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was a director of the Company or serving in any other capacity referred to herein.

         6. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director must, if a claim in respect thereof is to be made against the Company under this

                                       3.

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Agreement, notify the Company of the commencement thereof. Director's omission so to notify the Company will relieve the Company from any liability which it may have to Director under this Agreement. However, such omission will not relieve the Company from any obligation it may have to Director other than under this Agreement.

         With respect to any such action, suit or proceeding as to which Director notifies the Company of the commencement thereof:

              A. The Company will be entitled to participate therein at its own expense;

              B. Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Director. After notice from the Company to Director of the Company's election to assume the defense as provided above, the Company will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Company, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such action or
(iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which Director shall have made the conclusion provided for in (ii) above; and

              C. The Company shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director's written consent. Neither the Company nor Director will unreasonably withhold its consent to any proposed settlement.

                                       4.

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         7.   ADVANCEMENT AND REPAYMENT OF EXPENSES.

              (a) In the event that Director employs his own counsel pursuant to Section 6(B)(i) through (iii) above, the Company shall advance to Director, prior to any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative, any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding within ten
(10) days after receiving from Director copies of invoices for such expenses.

              (b) Director agrees that he will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent it shall be ultimately determined that Director is not entitled, under the provisions of the Law, the Bylaws, this Agreement or otherwise, to be indemnified by the Company for such expenses.

         8.   ENFORCEMENT.

              A. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Director to continue as a director of the Company, and acknowledges that Director is relying upon this Agreement in continuing in such capacity.

              B. In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Director for all of Director's reasonable fees and expenses in bringing and pursuing such action.

         9. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         10. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

                                       5.

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         11.  BINDING EFFECT. This Agreement shall be binding upon Director and upon the Company, its successors and assigns, and shall inure to the benefit of Director, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

         12. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CHIRON CORPORATION


By   /s/ Edward E. Penhoet
   --------------------------------
     Edward E. Penhoet,
     President and Chief
     Executive Officer



/s/ William J. Rutter
-----------------------------------
William J. Rutter
Director



                                       6.